UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

APOLLOMICS INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

989 E. Hillsdale Blvd., Suite 220 Foster City, CA	94404
(Address of principal executive offices)	(Zip Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement number to which this form relates: 333-268525

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Apollomics Inc. (the “Company”) and warrants to purchase Ordinary Shares (the “Warrants”). The description of the Ordinary Shares and Warrants contained under the headings “Description Of Apollomics’ Share Capital and Articles of Association” in the Company’s registration statement on Form F-4, initially filed with the U.S. Securities and Exchange Commission on November 22, 2022, as amended from time to time (File No. 333-268525) (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,
APOLLOMICS, INC.

By:	/s/ Guo-Liang Yu
	Name:	Guo-Liang Yu
	Title:	Chief Executive Officer and Chairman of the Board of Directors

Dated: March 28, 2023

2